As filed with the Securities and Exchange Commission on August 6, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________

METRO BANCORP, INC. (Exact name of registrant as specified in its charter)	METRO CAPITAL TRUST IV METRO CAPITAL TRUST V (Exact name of registrant as specified in its charter)
___________________
Pennsylvania	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

25-1834776	Each to be applied for
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3801 Paxton Street Harrisburg, Pennsylvania 17111 (800) 653-6104	c/o Metro Bancorp, Inc. 3801 Paxton Street Harrisburg, Pennsylvania 17111 (800) 653-6104
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________

Mark A. Zody
Executive Vice President and
Chief Financial Officer
Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, Pennsylvania 17111
(800) 653-6104
(Name, address, including zip code, and telephone number,including area code, of agent for service)

Copies to:

Lawrence R. Wiseman, Esq.
Melissa Palat Murawsky, Esq.
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103
(215) 569-5500

_____________________

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional  securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒

Non-accelerated filer ☐	(Do not check if a smaller	Smaller reporting company ☐
reporting company)

_____________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1) (2) (3)	Amount of registration fee(4)
Common Stock, par value $1.00 per share	--	--
Preferred Stock, par value $10.00 per share	--	--
Debt Securities	--	--
Warrants	--	--
Guarantees of Trust Preferred Securities of Metro Capital Trust IV and Metro Capital Trust V(5)	--	--
Trust Preferred Securities	--	--
Metro Capital Trust IV	--	--
Metro Capital Trust V	--	--
Total	$250,000,000	$13,950

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices, with a total aggregate principal amount or initial purchase price not to exceed $250,000,000. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.  Securities registered hereby may be sold separately or in combination with other securities registered hereby.

(2)
The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class.  In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby.  Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities.  Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $250,000,000 together with the other securities issued hereunder.

(3)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and exclusive of accrued interest, distributions and dividends, if any. The proposed maximum offering price will be determined from time to time in connection with the issuance of the securities registered hereunder.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)
Metro Bancorp, Inc. is registering under this registration statement guarantees and all other obligations that it may have with respect to trust preferred securities issued by Metro Capital Trust IV and Metro Capital Trust V.  No separate consideration will be received for any guarantee or any such other obligation. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantee or any such other obligation.

_____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated August 6, 2009
PROSPECTUS

$250,000,000

Metro Bancorp, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants
_____________________

Metro Capital Trust IV
Metro Capital Trust V
Trust Preferred Securities
fully and unconditionally guaranteed, as described herein,
by Metro Bancorp, Inc.
_____________________

We and/or the Trusts may offer from time to time the following securities separately or together in any combination:

●    our common stock;

●    our preferred stock;

●    debt securities;

●    warrants; and

●    trust preferred securities.

We and/or the Trusts may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $250,000,000.  The securities we may offer may be convertible into or exchangeable for our other securities.  Metro Capital Trust IV and Metro Capital Trust V, individually referred to as a “Trust” and together referred to as the “Trusts,” are Delaware statutory trusts which may offer from time to time trust preferred securities representing preferred undivided beneficial interests in the assets of the applicable Trust.

This prospectus provides a general description of these securities.  We will provide specific information about the terms of the securities being offered in supplements to this prospectus.  The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.  You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our securities.  This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We or the Trusts may offer and sell these securities on a continuous or delayed basis, at prices and on terms that we or the Trusts will determine at the time of any particular offering, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.  See “Plan of Distribution.”  If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them.  Our net proceeds or the net proceeds of the Trusts from the sale of the securities also will be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “METR.”  On August 4, 2009, the reported last sale price of our common stock was $18.62 per share.

Investing in our securities involves risks.  See “Risk Factors” on page 4 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

These securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2009.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we and the Trusts filed on Form S-3 with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.”   Under the shelf registration statement, we and/or the Trusts may offer and sell the securities described in this prospectus in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $250,000,000.

This prospectus provides you with a general description of the securities we and the Trusts may offer.  We and the Trusts will provide specific information about the terms of the securities being offered in supplements to this prospectus.  The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

Unless the context requires otherwise or unless otherwise noted, all references to “Metro,” the “Company,” “we,” “our,” or “us” refer collectively to Metro Bancorp, Inc. and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement that we provide to you, or free writing prospectus that we may provide to you, in connection with an offering of our securities described in this prospectus.  We have not authorized anyone to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.

i

You should not assume that the information contained in this prospectus or in any prospectus supplement that we provide to you, or free writing prospectus that we may provide to you, in connection with an offering of our securities described in this prospectus, or in any document incorporated by reference in this prospectus, is accurate as of any date other than the date of that document.  Neither the delivery of this prospectus nor any prospectus supplement that we provide to you, or free writing prospectus that we may provide to you, in connection with an offering of our securities described in this prospectus nor any distribution of securities pursuant to this prospectus or any such prospectus supplement or free writing prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus, any such prospectus supplement or free writing prospectus or any document incorporated by reference in this prospectus since the date of each such document.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement that we provide to you, or free writing prospectus that we may provide to you, in connection with an offering of our securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

ii

Summary

 Our Company

Metro Bancorp, Inc. is a Pennsylvania business corporation, which is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  The Company was incorporated on April 23, 1999 and became an active bank holding company on July 1, 1999 through the acquisition of 100% of the outstanding shares of Commerce Bank/Harrisburg, N.A.  On July 21, 2009, Commerce Bank/Harrisburg, N.A. changed its name to Metro Bank, referred to as the “Bank.”  The Bank is the Company’s operating entity and is headquartered in Harrisburg, Pennsylvania.  The Bank became a state-chartered bank on November 7, 2008, following approval by the Pennsylvania Department of Banking of the Bank’s application to convert from a national bank charter to a state bank charter. The Bank is a financial services retailer with 33 stores in the counties of Berks, Cumberland, Dauphin, Lancaster, Lebanon and York, Pennsylvania. The Bank’s services include seven-day banking, free checking, free instant-issue Visa check cards, free interactive coin-counting machines, free online banking and 24/7 bank-by-phone. The Bank also offers commercial banking services including term loans, commercial mortgages, lines of credit and cash management services.

In addition to the Bank, the Company wholly owns Commerce Harrisburg Capital Trust I, Commerce Harrisburg Capital Trust II and Commerce Harrisburg Capital Trust III, each of which have issued trust preferred securities.  The Company will also own all the common equity in Metro Capital Trust IV and Metro Capital Trust V.

Pursuant to a Transition Agreement with TD Bank, N.A. and Commerce Bancorp LLC (formerly Commerce Bancorp, Inc.), which terminated the Network Agreement and Master Services Agreement with Commerce Bank N.A. (now known as TD Bank, N.A.), the Company had a non exclusive royalty free license to continue using the name “Commerce Bank” and, subject to certain limitations, the red “C” logo, within its primary service area.  Effective June 15, 2009, the Company amended its articles of incorporation to change its name from Pennsylvania Commerce Bancorp, Inc. to Metro Bancorp, Inc., and the Bank has changed its name from Commerce Bank/Harrisburg to Metro Bank.  Under the Transition Agreement, all services provided under the Master Services Agreement have been terminated.  The Bank has entered into a master agreement with Fiserv Solutions, Inc. to provide many of the administrative and data processing services that were provided by TD Bank.

On November 10, 2008, the Company announced that it entered into a plan of merger to acquire Republic First Bancorp, Inc., referred to as “Republic First,” headquartered in Philadelphia, Pennsylvania.   Republic First, with total assets of approximately $911.0 million as of March 31, 2009, will be merged with and into the Company.   Simultaneously with the merger of the holding companies, the banking subsidiaries of the two companies, Metro Bank and Republic First Bank, will also merge under the name Metro Bank.  The combined company will have $3.1 billion in assets and 45 stores in Pennsylvania and New Jersey.  The merger has received the required shareholder approval from both companies and is awaiting regulatory approval.  The merger is expected to close in 2009, subject to regulatory approval.

As of March 31, 2009, the Company had approximately $2.1 billion in assets, $1.7 billion in deposits, $1.5 billion in total net loans (including loans held for sale), and $119 million in stockholders’ equity. The Bank has applied to be a member of the Federal Reserve System.  Substantially all of the Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation to the fullest extent permitted by law.  The Company’s total revenues (net interest income plus noninterest income) were $104.1 million and $24.8 million for the year ended December 31, 2008 and the three months ended March 31, 2009, respectively, and the Company recorded $12.9 million and $837,000 in net income for the year ended December 31, 2008 and the three months ended March 31, 2009, respectively.

The Company’s principal executive offices are located at 3801 Paxton Street, Harrisburg, Pennsylvania 17111, and its telephone number is (800) 653-6104. Information about the Company is also available on its website at http://www.mymetrobank.com.  This URL is intended to be an inactive textual reference only.   The information on the Company’s website is not a part of this prospectus.

 The Trusts

We created each of Metro Capital Trust IV and Metro Capital Trust V by the execution of a trust agreement for each Trust and a Certificate of Trust for each Trust that we filed with the Secretary of State of the State of Delaware on July 31, 2009.  We will execute amended and restated trust agreements for the Trusts substantially in the form filed as an exhibit to the registration statement that includes this prospectus, which we refer to as the “Trust Agreements.”  These Trust Agreements will state the terms and conditions for the Trusts to issue and sell their trust preferred securities.  Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939.  Each Trust exists for the exclusive purposes of issuing the trust preferred securities, using the proceeds from the sale of the trust preferred securities to purchase and hold a series of our debt securities, and engaging in only those other activities necessary, advisable or incidental to the above, such as registering the transfer of trust preferred securities.

The purchasers of the trust preferred securities that the Trusts may issue will collectively own all of the Trusts’ trust preferred securities, and we will own all of the Trusts’ common securities.  The common securities generally will rank equally, and payments will be made ratably, with the trust preferred securities. However, if there are certain continuing payment events of default under the indenture and any supplemental indenture which contain the terms of the debt securities held by a Trust, our rights as the holder of the common securities of that Trust to distributions, liquidation, redemption and other payments from the Trust will be subordinated to the rights to those payments of the holders of the trust preferred securities. Each Trust will use the proceeds from the sale of the trust preferred securities and the common securities to invest in a series of our debt securities that we will issue to such Trust. The trust preferred securities will be guaranteed by us in the manner described later in this prospectus.

The debt securities will be the Trusts’ only assets, and the interest we pay on such debt securities will be the only revenue of the Trusts. Unless stated otherwise in the applicable prospectus supplement, the Trust Agreements will not permit the Trusts to acquire any assets other than the specified debt securities or to issue any securities other than the trust securities or to incur any other indebtedness. The Trusts will not carry on any active business operations.

The Trusts’ business and affairs are conducted by the trustees.   Each Trust will have a Delaware trustee, administrative trustees and a property trustee.  The Delaware trustee and the property trustee will be unaffiliated with us while the administrative trustees will be employees, officers or affiliates of ours.  The Delaware trustee will have its principal place of business in the State of Delaware.  Metro, the holder of the common securities of the trust, is entitled generally to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees is at least three and that at least one trustee is a property trustee, one trustee is a Delaware trustee and one trustee is an administrative trustee.

The rights of holders of trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, Delaware law and the Trust Indenture Act. The Trust Agreement and the guarantee also incorporate by reference the Trust Indenture Act.

It is anticipated that the Trusts will not be subject to reporting requirements under the Securities Exchange Act of 1934.

The rights of the holders of trust preferred securities are described in the applicable Trust Agreement and the Delaware Statutory Trust Act. The principal executive office of each Trust is located at 3801 Paxton Street, Harrisburg, Pennsylvania 17111, and the telephone number of each trust is (800) 653-6104.

 Our Securities

We and/or the Trusts may offer from time to time under this prospectus, separately or together in any combination, up to $250,000,000 of the securities described in this prospectus.  The securities we may offer may be convertible into or exercisable or exchangeable for our other securities.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, but not limited to, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	certain U.S. federal income tax considerations.

The prospectus supplement that we may authorize to be provided to you may also add to, update, supplement or clarify information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

 Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Three Months Ended March 31,	Year Ended December 31,
	2009	2008	2007	2006	2005	2004

Excluding Interest on Deposits	1.58	2.78	1.66	1.86	3.38	5.74
Including Interest on Deposits	1.16	1.57	1.17	1.20	1.45	1.87

The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges.  "Earnings" include pretax income from continuing operations plus fixed charges, less preferred stock dividend.  "Fixed charges" include the total of interest expense, preferred stock dividend, trust preferred debt expense, and an estimate of the interest within rental expense.

Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.  Information about us is also available on our website at http://www.mymetrobank.com.  This URL and the SEC’s URL above are intended to be inactive textual references only.  The information on our or the SEC’s website is not part of this prospectus.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities we may offer and sell, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Documents Incorporated by Reference

The SEC rules allow us to incorporate by reference information in this prospectus.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC.  Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 0-50961) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•	Our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2009;

•
Our Current Reports on Form 8-K filed on January 6, 2009, February 25, 2009, February 26, 2009, February 27, 2009, March 20, 2009, March 26, 2009, April 9, 2009, May 20, 2009, June 15, 2009, June 15, 2009, June 22, 2009 and July 31, 2009; and

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 28, 2004, including any amendments or reports filed for the purpose of updating such description.

Each document filed subsequent to the date of this prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.   Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We have not included any separate financial statements for the Trusts.  The Trusts’ financial statements have been omitted because the Trusts are our wholly owned subsidiaries with no independent operations, and we guarantee the fee obligations relating to the trust preferred securities.

We will provide, without charge, to each person to whom this prospectus is delivered, upon the written or oral request by such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).  Please direct your written or oral request to:

Metro Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA  17111
(800) 653-6104
Attn:  Sherry L. Richart
Investor Relations

Forward-Looking Statements

This prospectus and the documents incorporated by reference contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, with respect to the proposed  merger with Republic First and the financial condition, results of operations, future performance and business of Metro. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control).   The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements

 While we believe our plans, intentions and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that our plans, intentions and expectations will be achieved.  You should understand that various factors, in addition to those discussed elsewhere in this prospectus and in the documents referred to or incorporated by reference in this prospectus, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the receipt of a $6 million fee from TD Bank as called for in the Transition Agreement;

•	whether the transactions contemplated by the merger agreement with Republic First will be approved by the applicable federal, state and local regulatory authorities;

•
our ability to complete the proposed merger with Republic First and the merger of Republic First Bank with and into Metro Bank, to integrate successfully Republic First’s assets, liabilities, customers, systems and management personnel into our operations, and to realize expected cost savings and revenue enhancements within expected timeframes;

•
the possibility that expected Republic First merger-related charges are materially greater than forecasted or that final purchase price allocations based on fair value of the acquired assets and liabilities at the effective date of the merger and related adjustments to yield and/or amortization of the acquired assets and liabilities are materially different from those forecasted;

•	adverse changes in our or Republic First’s loan portfolios and the resulting credit risk-related losses and expenses;

•	the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System;

•
general economic or business conditions, either nationally, regionally or in the communities in which either we or Republic First does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

•	continued levels of loan quality and volume origination;

•	the adequacy of loss reserves;

•	the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance);

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa;

•	unanticipated regulatory or judicial proceedings;

•	interest rate, market and monetary fluctuations;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the loss of certain key officers;

•	continued relationships with major customers;

•	our ability to continue to grow our business internally and through acquisition and successful integration of bank entities while controlling costs;

•	compliance with laws and regulatory requirements of federal and state agencies;

•	the ability to hedge certain risks economically;

•	effect of terrorist attacks and threats of actual war; and

•	our success at managing the risks involved in the foregoing.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements.  The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.  Unless otherwise indicated in the applicable prospectus supplement, each Trust will invest all proceeds received from the sale of its trust preferred securities in a particular series of debt securities to be issued by us.

Description of Securities We May Sell

Capital Stock

The following description of our capital stock is a summary, which includes only those terms of our capital stock that we believe will be most important to your decision to invest in our capital stock.  However, it is our articles of incorporation and bylaws as well as the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the “PBCL,” and not this summary, which define your rights as a holder of our capital stock.  This summary is qualified in its entirety by reference to the complete text of these documents and the PBCL, which you should read for a full description of the terms of our capital stock.  Our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus is a part.  See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Authorized Capitalization

As of July 31, 2009, our authorized capital stock consisted of (i) 25,000,000 shares of common stock, par value $1.00 per share, of which 6,521,338 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $10.00 per share, of which 40,000 shares have been designated as Series A Non-cumulative Preferred Stock, referred to as “Series A Preferred Stock,” all of which were issued and outstanding.

Common Stock

Voting Rights.  Holders of our common stock are entitled to one vote for every share having voting power on all matters submitted for action by the shareholders. The holders of our common stock do not have cumulative voting rights in the election of directors.

Our articles of incorporation provide that no “corporate action” (as defined below) may be authorized unless there are cast in favor of any such action at least 80% of the votes which all shareholders are entitled to cast.  However, if 66 ⅔% of the members of the board of directors recommends approval of the corporate action, then the corporate action will be authorized if there are cast in favor of the action 66 ⅔% of the votes which all shareholders are entitled to cast thereon.

Dividend Rights.  Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any.  Prior to the completion of the merger with Republic First, we must obtain the consent of Republic First prior to declaring or paying any dividends on our common stock.

While we are not subject to certain restrictions on dividends applicable to a bank, our ability to pay dividends to the holders of our common stock will depend to a large extent upon the amount of dividends paid by the Bank to us.  Regulatory authorities restrict the amount of cash dividends the Bank can declare without prior regulatory approval. Presently, the Bank cannot declare dividends in one year in excess of retained earnings subject to risk based capital requirements.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

Other Matters.  Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us.  There are no redemption or sinking fund provisions applicable to our common stock.  The rights, preferences and privileges of holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our articles of incorporation authorize our board of directors to fix by resolution the voting rights, designations and preferences, priorities, qualifications, privileges, limitations, restrictions, options, conversion rights, dividend features, retirement features, liquidation features, redemption features or other special or relative rights of our preferred stock and any series thereof.  Our board of directors has full authority to issue preferred stock from time to time in one or more series.   No series of our preferred stock will have preemptive rights.

Series A Preferred Stock

Voting Rights.  Except as set forth below and as required by law, the holders of our Series A Preferred Stock do not have the right to vote at, participate in or receive notice of any meeting of our shareholders.  Except as provided below, on any matter on which the holders of Series A Preferred Stock are entitled to vote, they are entitled to one vote for each share held.

If quarterly dividends on the Series A Preferred Stock have not been paid in full for four quarterly dividends (whether or not consecutive) or more, the holders of the Series A Preferred Stock shall be entitled to notice of all shareholder meetings and to full voting rights at all meetings and on all matters including the election of directors (but not as a separate class unless required by law), and each share of Series A Preferred Stock will be entitled to two votes.  The voting rights described in this paragraph will terminate when the dividend on the Series A Preferred Stock for the then current dividend period shall have been declared and paid or set apart for payment and the immediately preceding three quarterly dividends shall have been paid.

So long as the Series A Preferred Stock is outstanding, we will not, either directly or through a merger or consolidation with any other corporation, without the affirmative vote of the holders of at least 50% of the number of shares of the Series A Preferred Stock then outstanding voting separately as a class:

•
Amend, alter or repeal any of the preferences, rights of powers of the Series A Preferred Stock or any of the provisions of our articles of incorporation so as to adversely affect the Series A Preferred Stock;

•	Authorize any reclassification of the Series A Preferred Stock; or

•	Issue any class or classes of equity securities which have a dividend payment or liquidation preference equal or superior to the Series A Preferred Stock.

Dividend Rights.  The holders of the Series A Preferred Stock are entitled to the preferential payment of dividends in cash, when, as and if declared by our board of directors, at a rate of no more than $2.00 per year.  The dividend is payable quarterly on the thirtieth day of January, April, July and October to holders of the Series A Preferred Stock of record at the close of business on the last day of the preceding month.  Dividends must be paid on the Series A Preferred Stock before any dividends or other distributions may be paid on any equity securities ranking junior to the Series A Preferred Stock, referred to as “junior stock,” and our common stock.

Dividends on each share of Series A Preferred Stock are non-cumulative.  If, however, full dividends on the Series A Preferred Stock are not paid or set apart for payment in any quarterly dividend period:

•	no dividends or distributions may be declared and paid or set apart for payment upon our equity securities other than those with a dividend payment preference superior to the Series A Preferred Stock;

•	we are prohibited from repurchasing, redeeming or otherwise acquiring any of our preferred stock ranking on a parity with the Series A Preferred Stock, or any of our common stock or junior stock; and

•	we are prohibited from issuing any preferred stock ranking superior to or on parity with the Series A Preferred Stock with respect to the payment of dividends and other distributions.

If, at any time, we pay less than the total amount of dividends then payable on the then-outstanding Series A Preferred Stock and on any then-outstanding class or series of our stock which ranks on a parity with the Series A Preferred Stock as to the payment of dividends and other distributions, the aggregate payment to all holders of Series A Preferred Stock and to all holders of such parity stock will be distributed among all such holders so that an amount ratably in proportion to the respective annual dividend rates fixed thereon shall be paid with respect to each outstanding share of Series A Preferred Stock and parity stock.

Holders of the Series A Preferred Stock are not entitled to participate in any dividends or other distributions declared or paid on any other class of stock or equity security of the Company.

While we are not subject to certain restrictions on dividends applicable to a bank, our ability to pay dividends to the holders of our Series A Preferred Stock will depend to a large extent upon the amount of dividends paid by the Bank to us.  Regulatory authorities restrict the amount of cash dividends the Bank can declare without prior regulatory approval. Presently, the Bank cannot declare dividends in one year in excess of retained earnings subject to risk based capital requirements.

Liquidation Rights.  Upon our liquidation, dissolution or winding up, after all of our creditors have been paid in full, the holders of our Series A Preferred Stock will be entitled to receive an amount equal to the purchase price per share received by the Company, plus an amount equal to the sum of: (a) all unpaid dividends thereon which have been declared but not paid, and (b) all dividends which were not paid or will not be paid on the Series A Preferred Stock to the date of distribution, together with interest on such unpaid dividends at a rate of 10% per annum, before any distribution of assets may be made to any holders of our common stock or any junior stock.  If, upon our dissolution, liquidation or winding up, our net assets are insufficient to pay the holders of all outstanding shares of Series A Preferred Stock and parity stock the full amounts to which they respectively are entitled, the holders of each such stock will share ratably in any distribution of assets according to the respective amounts which would be payable in  respect of such stock upon such distribution if all amounts payable on or with respect to all stock were paid in full.

Redemption Rights.  The share of Series A Preferred Stock are redeemable at our option, in whole only and not in part, at any time upon payment of the redemption price of $25.00 plus an amount equal to the sum of: (a) all unpaid dividends thereon which have been declared but not paid, and (b) all dividends which were not paid or will not be paid on the Series A Preferred Stock to the date of redemption, together with interest on such unpaid dividends at a rate of 10% per annum.

Anti-Takeover Provisions

Certain provisions of our articles of incorporation, our bylaws and the PBCL could have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by shareholders.

Blank Check Preferred Stock

Our articles of incorporation provide for the issuance of preferred stock having terms established by our board of directors without shareholder approval.  Our articles of incorporation further provide that authorized but unissued shares of our capital stock may only be issued upon approval of 75% of our entire board of directors.

Calling of Special Meetings of Shareholders

Pursuant to our bylaws, special meetings of shareholders may be called only by our president, the chairman of our board of directors, a majority of our board of directors or by shareholders entitled to cast at least one-third of the votes which all shareholders are entitled to cast at any meeting.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our bylaws provide that notice of any proposal by a shareholder which the shareholder desires to submit to a vote at our annual meeting must be submitted to our Secretary at our registered address no later than 120 calendar days prior to the anniversary of the date of our proxy materials released to shareholders for the previous year’s annual meeting.  If notice is not provided in accordance with these provisions a shareholder’s proposal will not appear on the meeting agenda.

If a shareholder wishes to nominate a person for election as a director at any meeting called for the election of directors, the shareholder must notify in writing the Chairman of our board of directors of their nomination not less than forty-five days prior to the date of the meeting.  Any nomination not provided in accordance with these provisions will be disregarded and votes cast for such nominee will be disregarded.

Our bylaws also specify requirements as to the contents of the shareholder’s notice or nomination.

Votes Required for Corporate Action

Our articles of incorporation provide that no “corporate action” (as defined below) may be authorized unless there are cast in favor of such action at least 80% of the votes which all shareholders are entitled to cast.  However, if 66 ⅔% of the members of the board of directors recommends approval of the corporate action, then the corporate action will be authorized if there are cast in favor of the action 66 ⅔% of the votes which all shareholders are entitled to cast thereon.

The term “corporate action” means any of the following:

•	the amendment of certain provisions of our articles of incorporation, as described below under “— Amendments to Articles of Incorporation”;

•	the removal of one or more directors; and

•	a “business combination,” which means any of the following:

o	any merger or consolidation of the Company with or into another corporation;

o
any merger or consolidation of a subsidiary of the Company with or into another corporation if (i) the resulting, surviving or continuing corporation, as the case may be, would not be subsidiary of the Company; or (ii) the total number of common shares of the Company issued or delivered in connection with such transaction, plus those initially issuable upon conversion of any other shares, securities or obligations to be issued in connection with such transaction, exceed 15% of the common shares of the Company outstanding immediately prior to the date on which the transaction is consummated;

o	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Company;

o
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of a subsidiary of the Company whose total assets exceed 20% of the assets of the Company as reflected on the most recent consolidated balance sheet of the Company;

o
any sale of all or substantially all of the stock in a subsidiary whose total assets exceed 20% of the total assets of the Company as reflected on the most recent consolidated balance sheet of the Company;

o
any plan or proposal for the liquidation or dissolution of the Company or of any subsidiary of the Company whose total assets exceed 20% of the total assets of the Company as reflected on the most recent consolidated balance sheet of the Company;

o
any reclassification of securities (including any reverse stock split) or recapitalization of the Company, or any reorganization, merger or consolidation of the Company with any of its subsidiaries or any similar transaction; or

o	the issuance in a single or one or more related transactions of voting shares of the Company sufficient to elect a majority of the directors of the Company.

Board of Directors May Oppose Any Take-Over Offer

Our articles of incorporation provide that the board of directors may, in its sole discretion, oppose any offer, proposal or attempt by any corporation or other business entity, person or group to:

•	make any tender or other offer to acquire any of the Company's securities;

•	merge or consolidate the Company with or into another entity;

•	purchase or otherwise acquire all or substantially all of the assets of the Company; or

•	make any transaction similar in purpose or effect to any of the above.

In considering whether to oppose, recommend or remain neutral with respect to any of the aforesaid offers, proposals or plans, the board of directors shall evaluate what is in the best interests of the Company and may, but is not legally obligated to, consider any pertinent factors which may include but are not limited to any of the following:

•
whether the offering price, whether in cash or in securities, is adequate and acceptable based upon both the current market price of the Company's securities and the historical and present operating results or financial condition of the Company;

•
whether a price more favorable to the shareholders may be obtained now or in the future from other offerors and whether the Company's continued existence as an independent corporation will affect the future value of the Company;

•	the impact the offer would have on the employees, depositors, clients and customers of the Company or its subsidiaries and the communities which they serve;

•
the present and historical financial position of the offeror, its reputation in the communities which it serves and the social and/or economic effect which the reputation and practices of the offeror or its management and affiliates would have upon the employees, depositors and customers of the company and the community which the Company serves;

•	an analysis of the value of securities (if any) offered in exchange for the Company's securities; and

•	any anti-trust or other legal or regulatory issues raised by the offer.

If the board of directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following:

•	advising shareholders not to accept the offer;

•	litigation against the offeror;

•	filing complaints with all government and regulatory authorities having jurisdiction over the offer;

•	causing the Company to acquire its own securities;

•	selling or otherwise issuing authorized but unissued securities or treasury stock and granting options with respect thereto;

•	acquiring a company to create anti-trust or other regulatory problem for the offeror; and

•	obtaining a more favorable offer from another individual or entity.

Amendments to Articles of Incorporation

Under the PBCL, an amendment to our articles of incorporation requires the approval of the board of directors and, except in limited cases where a greater vote may be required, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter and the affirmative vote of a majority of the votes cast by all shareholders within each class or series of shares if such class or series is entitled to vote on the matter as a class.  Pennsylvania law also provides that our shareholders are not entitled by statute to propose amendments to our articles of incorporation.

Our articles of incorporation provide that, in addition to any affirmative vote required by law, any amendment to Article 5 (authorized shares and rights of Series A preferred stock), Article 7 (cumulative voting), Article 8 (preemptive rights of shareholders), Article 9 (authority of board of directors to amend the bylaws), Article 10 (board action on acquisition transactions), Article 11 (shareholder vote required to approve certain corporate action) or Article 12 (indemnification) of our articles of incorporation requires the affirmative vote of holders of at least 80% of the votes that all shareholders are entitled to cast thereon. However, if the amendment is approved by at least 66 ⅔% of the members of the board of directors, then the amendment will be effected by 66 ⅔% of the votes which all shareholders are entitled to cast on the amendment.

Amendments to Bylaws

Our articles of incorporation and bylaws  provide that, to the fullest extent permitted by law, our bylaws may be amended by a majority vote of our board of directors, subject to the power of the shareholders to change such action of the board of directors by the affirmative vote of the holders of 80% of the votes which all shareholders are entitled to cast thereon.  Our bylaws also provide that, our bylaws may be amended by the affirmative vote of the holders of 80% of the outstanding shares of common stock.

Written Consent of Shareholders

The PBCL provides that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent to the action in writing.

  Limitations on Liability and Indemnification of Officers and Directors

The PBCL contains provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel and related matters.

Section 1741 of the PBCL authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 1742 of the PBCL further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, to the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 of the PBCL or Section 1742 of the PBCL, or in defense of any claim, issue or matter therein, a Pennsylvania corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

 Section 1744  of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 of the PBCL or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if such a quorum is not obtainable, or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding referred to in Subchapter 17D of the PBCL upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement action in such person's official capacity and as to action in another capacity while holding that office.

Section 1747 of the PBCL grants to a corporation the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such person's capacity as a representative of the corporation, whether or not the corporation would have the power to indemnify such person under Subchapter 17D of the PBCL. Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the PBCL to successor corporations in fundamental change transactions and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the PBCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

Our articles of incorporation provide that the corporation will indemnify, to the fullest extent permitted by law, any and all persons the corporation has the power to indemnify.   Our bylaws also provide for indemnification of our directors, officers and employees.  The bylaws also have provisions providing for the elimination of a director's liability for monetary damages for any actions taken, or any failure to take any action, as a director or pursuant to the request of the Company unless (i) the director has breached or failed to perform the duties of his/her office described in the PBCL and (ii) that breach or failure constitutes self-dealing, willful misconduct or recklessness.  Our bylaws also authorize us to create a fund to secure or insure the corporation’s indemnification obligations.

We maintain insurance to cover our directors and officers for liabilities which may be incurred by our directors and officers in the performance of their duties. We have also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

Pennsylvania Anti-Takeover Provisions

Certain anti-takeover provisions of the PBCL apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti-takeover sections.  We have not opted out of any of these anti-takeover provisions.  A general summary of these applicable anti-takeover provisions is set forth below.

 Control Share Acquisitions. Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than shares owned since January 1, 1988 and any additional shares distributed with respect to such shares) equal to: (a) at least 20% but less than 33 1/3%; (b) at least 33 1/3% but less than 50%; or (c) 50% or more of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power and shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, described below, or until they have been transferred to a person who does not thereby also become the holder of control shares.

 The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person proposing to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired, provided that the control share acquisition is consummated within 90 days after shareholder approval is obtained. Two shareholders’ votes are required to approve the restoration of voting rights. First, the approval of a majority of all voting power must be obtained.  Second, the approval of a majority of all disinterested shareholders must be obtained.

 For a period of 24 months after the later of (a) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (b) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

 Disgorgement of Profits by Certain Controlling Persons. Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (a) any person or group publicly discloses that the person or group may acquire control of the corporation, or (b) a person or group acquires (or publicly discloses an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18-month period will belong to the corporation if the securities that were sold were acquired during the 18-month period after or within 24 months prior to becoming a controlling person.

 Business Combination Transactions with Interested Shareholders. Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors becomes an “interested shareholder.” A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

•
the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;

•	the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or

•
the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (a) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (b) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Fair Value for Stock Following a Control Transaction. Pennsylvania law regarding the ability of shareholders to dispose of their stock following a control transaction provides, generally, that a person or group that acquires more than 20% of the voting power to elect directors of the corporation is a controlling person and must give prompt notice to each shareholder of record. The other shareholders are then entitled to demand that the controlling person pay them the fair value of their shares under specified procedures. Fair value may not be less than the highest price paid per share by the controlling person at any time during the 90-day period ending on and including the date on which the controlling person became such, plus any increment representing any value, such as a control premium, that is not reflected in such price.

Transfer Agent and Registrar

Registrar and Transfer Company is the transfer and dividend paying agent and registrar for our common stock and our Series A Preferred Stock.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “METR.”

Debt Securities

General

We may issue senior debt securities in one or more series under an indenture to be entered into between us and a trustee, which we refer to as the “senior indenture.”  We may also issue subordinated debt securities in one or more series under an indenture to be entered into between us and a trustee, which we refer to as the “subordinated indenture” and together with the senior indenture as the “indentures” or each of the senior indenture and the subordinated indenture individually, as the “applicable indenture.”  For purposes of this section, we refer to: (i) the senior debt securities together with the subordinated debt securities as the “debt securities;” and (ii) the trustee under the applicable indenture, as the “trustee.”  Forms of the indentures are filed as exhibits to the registration statement that includes this prospectus.  See “Where You Can Find More Information” for information on how to obtain copies of the indentures.  The indentures have been qualified under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally.  We will summarize the particular terms of any series of debt securities in the applicable prospectus supplement.  If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.  Because the summary of the material provisions of the indentures and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete, you should refer to the indentures and the debt securities for complete information regarding the terms and provisions of the indentures (including defined terms) and the debt securities.  Wherever we refer to particular articles, sections or defined terms of the indentures in this prospectus or in a prospectus supplement, those articles, sections or defined terms are incorporated in this prospectus and the prospectus supplement by reference, and the statement with respect to which such reference is made is qualified in its entirety by such reference.  In addition, unless specified otherwise, references to such particular articles, sections or defined terms are applicable to both the senior indenture and the subordinated indenture.

The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated obligations.  Unless otherwise provided in the prospectus supplement, each series of subordinated debt securities will rank equally with all other series of subordinated debt securities issued under the subordinated indenture and will be unsecured and subordinate and junior in right of payment to all of our senior debt (as defined below).  See “—Subordination Under Subordinated Indenture.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us in incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future.

Terms of Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture, as applicable, or through a resolution of our board of directors, an authorized committee of our board of directors.

We may deliver debt securities of any series executed by us to the trustee for authentication, together with our written request for the authentication and delivery of such debt securities, and the trustee will authenticate and deliver such debt securities in accordance with the procedures set forth in the applicable indenture.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities.  These terms may include the following:

•	title of the debt securities of the series;

•	any limit upon the aggregate principal amount of the debt securities of the series;

•	maturity date(s) or the method of determining the maturity date(s);

•	interest rate(s), if any, or the method of determining the interest rate(s);

•	date(s) from which interest will accrue;

•	date(s) on which interest will be payable;

•	place(s) where we may pay principal, premium, if any, and interest, if any, and where you may present the debt securities for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities and the applicable indenture may be made;

•	redemption or early payment provisions;

•	sinking fund or similar provisions;

•	attachment to the debt securities of the series of warrants, options or other rights to purchase or sell our stock or other securities;

•	authorized denominations if other than denominations of $1,000;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any deletions or modifications of or additions to the events of default or covenants specified in the applicable indenture;

•	form(s) of the debt securities of the series;

•
currency, currencies, or currency unit(s), if other than U.S. dollars, in which the debt securities are denominated and/or in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

•
if the principal of and premium, if any, or interest, if any, on any of the debt securities of the series is to be payable, at our election or at the election of the holder of the debt securities, in a currency or currencies, or currency unit(s), other than that in which the debt securities are denominated, the period(s) within which, and the terms and conditions upon which, such election may be made, or the other circumstances under which any of the debt securities are to be so payable;

•
if the amount of payments of principal of and premium, if any, or interest, if any, on any of the debt securities of the series may be determined with reference to an index or indices, the manner in which such amounts are determined;

•
any additions or changes to the applicable indenture relating to a series of debt securities necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•
whether any debt securities of the series are to be issuable initially in temporary global form or definitive global form and, if so, whether beneficial owners of interests in any such definitive global debt security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner set forth in the applicable indenture;

•
whether and under what circumstances and with what procedures and documentation we will pay additional amounts on any of the debt securities of the series to any holder who is not a U.S. person, in respect of any tax assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay additional amounts;

•
the person to whom any interest on any debt security of the series is payable, if other than the person in whose name that debt security is registered and the extent to which any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•
the terms and conditions of any right or obligation we would have, or any option you would have, to convert or exchange the debt securities into cash or any other securities or property of our company or any other person and any changes to the applicable indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•	in the case of the subordinated indenture, any provisions regarding subordination; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of Debt Securities

We may issue one or more series of debt securities at a discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates.  We will describe U.S. federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units.  The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest, if any, on any debt securities may be payable in one or more foreign currencies or currency units.  We will describe the restrictions, elections, U.S. federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, we will also describe in the applicable prospectus supplement the special U.S. federal income tax, accounting and other considerations applicable to the debt securities.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your debt securities at the office of the trustee for your debt securities in the City of Wilmington, Delaware or at the office of any other paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, or interest, if any, on any debt security that remains unclaimed for two years after the principal, premium or interest has become due and payable will be repaid to us.  After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Denominations, Registration and Transfer

Except as we may describe in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000.

Debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like tenor and aggregate principal amount and having the same terms.  You may present debt securities for exchange, as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose.  You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the applicable indenture.  We will appoint the trustee as the initial security registrar under the applicable indenture.  We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement.  We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global debt securities.  We will appoint the depository holding the global debt securities.  Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company, or DTC. We will issue global debt securities in registered form and in either temporary or definitive form.  Unless it is exchanged for individual debt securities, a global debt security may not be transferred except:

•	by the depository to its nominee;

•	by a nominee of the depository to the depository or another nominee; or

•	by the depository or any nominee to a successor of the depository, or a nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement.  We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Debt Security

If we issue a global debt security, the depository for the global debt security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global debt security to the accounts of persons that have accounts with it.  We refer to those persons as “participants” in this prospectus.  The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us.  Ownership of beneficial interests in a global debt security will be limited to participants or persons who may hold interests through participants.  Ownership and transfers of beneficial interests in the global debt security will be shown on, and transactions can be effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants.  The laws of some states require that you take physical delivery of securities in definitive form.  These limits and laws may impair your ability to transfer beneficial interests in a global debt security.

So long as the depository or its nominee is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture.  Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global debt security registered in your name;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the registered owner or holder of the debt securities under the applicable indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest, if any, payments on global debt securities to the depository that is the registered holder of the global debt security or its nominee.  The depository for the global debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global debt security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any principal, premium, if any, or interest, if any, payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global debt security as shown on the records of the depository or its nominee.  We also expect that payments by participants to you, as an owner of a beneficial interest in the global debt security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”  These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository, we will appoint a successor depository or we will issue individual debt securities in exchange for the global debt security.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund, and we may, at our option, redeem all or any part of debt securities of any series prior to their stated maturity.

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register.  On and after the redemption date, interest will cease to accrue on the debt securities or the portions of the debt securities called for redemption.

Consolidation, Merger and Transfer of Assets

As long as debt securities are outstanding, we will not consolidate with or merge into any other person or convey or transfer our assets substantially as an entirety to any person, unless:

•
the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer our assets substantially as an entirety is an entity that is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and that expressly assumes our obligations relating to the debt securities;

•
immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time, or both, would become an event of default; and

•	other conditions described in the applicable indenture are met.

This covenant would not apply to the direct or indirect conveyance or transfer of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.

Limitation on Liens on Stock of Restricted Subsidiaries

As long as debt securities are outstanding, we will not, nor will we permit any restricted subsidiary to, issue, assume or guarantee any debt for borrowed money, which we refer to in this prospectus as “debt,” secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the senior debt securities (together with, if we so determine, any other debt of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that debt.

For purposes of this prospectus, “restricted subsidiary” means Metro Bank, so long as it remains a subsidiary, as well as any successor to all or a principal part of the assets of that subsidiary and any other subsidiary which our board of directors designates as a restricted subsidiary.

Limitation on Issuance or Disposition of Stock of Restricted Subsidiaries

As long as debt securities are outstanding, we will not, nor will we permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any restricted subsidiary, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more restricted subsidiaries;

•
the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•
an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any restricted subsidiary.

For the purposes of this prospectus, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

Modification and Waiver

Modification

We and the trustee may modify and amend the applicable indenture by entering into a supplemental indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture (acting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest payable on, any debt security;

•
reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of such debt security;

•	change any place of payment where, or the currency, currencies or currency unit(s) in which any debt security or any premium or the interest on any debt security is payable;

•	impair your right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity or redemption date;

•	affect adversely the terms, if any, of conversion or exchange of any debt security into cash, any other securities or property of our company or any other person;

•
reduce the percentage in aggregate principal amount of outstanding debt securities, the consent of whose holders is necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults set forth in the applicable indenture;

•	change any of our obligations to maintain an office or agency as set forth in the applicable indenture;

•
modify any of these provisions or any of the provisions relating to the waiver of certain past defaults, except to increase the required percentage to effect such action, to provide, with respect to any particular series, the right to condition the effectiveness of any applicable supplemental indenture as to that series on the consent of holders of a specified percentage of the aggregate principal amount of the outstanding debt securities of such series, or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the outstanding debt securities affected; or

•
in case of the subordinated indenture, modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of at least a majority in aggregate principal amount of all outstanding debt securities and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series to be affected may waive compliance by us with certain restrictive covenants of the applicable indenture.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default under the applicable indenture relating to that series of debt securities and the consequences of such default.  However, a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt security of that series or relating to a covenant or provision which under the applicable indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Unless we state otherwise in the applicable prospectus supplement, under the terms of the applicable indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any installment of interest, if any, when due;

•	default in the payment of principal, or premium, if any, when due (subject to the bullet point below);

•	default for 30 days in the payment for a sinking, purchase or analogous fund when due;

•	default in the performance, or breach, of any covenant or warranty in the applicable indenture for 60 days after written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the applicable indenture.

The indentures provide that the trustee may withhold notice to you of any default, except in respect of the payment of the principal of or premium, if any, or interest on any debt securities or the payment of any sinking fund installment with respect to debt securities, if the trustee considers the withholding of such notice to be in the interests of the holders of the debt securities.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy as described below), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, of all of the debt securities of that series, together with accrued interest, if any, on such debt securities, to be due and payable immediately, by a notice in writing to us and to the trustee if given by holders.  Upon that declaration, the principal (or specified) amount, together with accrued interest, if any, on such debt securities, will become immediately due and payable, subject to applicable subordination provisions in case of the subordinated indenture.  However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the applicable indenture, rescind and annul that declaration and its consequences.

If an event of default in the case of certain events of bankruptcy exists with respect to debt securities of any series at that time outstanding, the principal amount of all debt securities of that series or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of that series, will automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt securities, become immediately due and payable.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if an event of default exists, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at your request or direction, unless you have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur in compliance with such request or direction.

Subject to the provisions for the security or indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the applicable indenture or for any remedy under the applicable indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series.  In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities or, in the case of an event of default in case of certain events of bankruptcy, of all series (voting as a class) with respect to which such event of default is continuing, must have made written request, and offered indemnity satisfactory, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from such holders a direction inconsistent with that request, and must have failed to institute the proceeding.

However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on the due dates expressed in the debt security (or, in the case of redemption, on the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

The indentures provide that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense; and

•
we deposit or cause to be deposited with the trustee, money or U.S. government obligations or a combination thereof, as trust funds, in an amount and in the currency or currency unit in which such debt securities are payable to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest, if any, to the date of the deposit or to the stated maturity or redemption date, as the case may be;

then the applicable indenture will cease to be of further effect with respect to a series of debt securities, and we will be deemed to have satisfied and discharged the applicable indenture with respect to such series.  However, we will continue to be obligated to pay all other sums due under the applicable indenture and to provide the officer’s certificate and opinion of counsel described in the applicable indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the indentures provide that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations,  under any series of the debt securities at any time, and that we may also be released from our obligations described above under “—Consolidation, Merger and Transfer of Assets” and from certain other obligations, as applicable, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default.  Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

•
we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay on the respective stated maturities or the redemption date, the principal of and any premium and interest on, all debt securities of that series along with an opinion of a nationally recognized firm of independent accountants expressed in a written certification as to the sufficiency of the deposit;

•	we deliver to the trustee an opinion of counsel to the effect that:

•
the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance; and

•
the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ U.S. federal income tax treatment of payments on the debt securities of that series (in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of execution of the applicable indenture);

•	no event of default under the applicable indenture has occurred and is continuing;

•
such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound;

•
such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be registered under the Investment Company Act of 1940 or exempt from registration thereunder;

•
we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with; and

•	other conditions specified in the applicable indenture are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior debt, as defined below under “Subordination Under Subordinated Indenture,” and that default is continuing or an event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into cash or other securities or property of our company or any other person.  If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement.  The conversion or exchange may be mandatory, at your option, or at our option.  The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or cash you would receive would be issued or delivered.

Subordination Under Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt securities will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities, other than sinking fund payments.

We will not make any payments of principal of, premium, if any, or interest, if any, on the subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with any such default.

When we use the term “debt” we mean, with respect to any person, the principal of, premium, if any, and interest, if any, on debt of such person, whether incurred on, prior to, or after, the date of the subordinated indenture, whether recourse is to all or a portion of the assets of that person and whether or not contingent, which includes:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed,

•
every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest, if any, on debt, whether incurred on, prior to, or after, the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities.  Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of our company which, when incurred and without regard to any election under Section 1111(b) of Title 11 of the United States Code, was without recourse to our company,

•	any debt of our company to any of our subsidiaries,

•	debt to any employee of our company or any of our subsidiaries,

•	any liability for taxes,

•
debt or other monetary obligations to trade creditors or assumed by our company or any of our subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services, and

•	the subordinated debt securities.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance.  We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustees

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

We and our affiliates may maintain various commercial and service relationships with the trustee and its affiliates in the ordinary course of business.

Warrants

We may issue warrants to purchase our securities, referred to as the “underlying warrant securities.”  We may issue the warrants independently or together with any underlying warrant securities and either attached to or separate from any underlying warrant securities. We will issue each series of warrants under a separate warrant agreement, referred to as a “warrant agreement,” to be entered into between the Company and a warrant agent.  The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or agency relationship for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants with respect to which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

•	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Trust Preferred Securities

Each Trust will issue trust preferred securities under a Trust Agreement which we will enter into with the trustees.   We will describe the trust preferred securities in a prospectus supplement.  The trust preferred securities of a particular issue will represent preferred beneficial interests in the Trust. The holders of trust preferred securities will be entitled to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the common securities of the Trusts, as well as other benefits as described in the corresponding Trust Agreement. Each of the Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

This summary of certain provisions of the trust preferred securities and the form of Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions of certain terms, and the Trust Indenture Act. Wherever we refer to particular defined terms of a Trust Agreement in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus and the prospectus supplement by reference. We have filed the form of the Trust Agreement as an exhibit to the registration statement that includes this prospectus.

General

The trust preferred securities of each Trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the common securities of that Trust except as described under “—Subordination of Common Securities.” Each Trust will use the proceeds from the sale of trust preferred securities and common securities to purchase an aggregate principal amount of a series of our debt securities, referred to as the “corresponding debt securities,” equal to the aggregate liquidation amount of the trust preferred securities and common securities. The property trustee of each Trust will hold legal title to the corresponding debt securities for the benefit of the holders of the related trust preferred securities and common securities.

In addition, we will execute a guarantee for the benefit of the holders of the related trust preferred securities. Our obligations under each guarantee are subordinate to our senior debt. Each guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the related Trust does not have funds on hand available to make the payments. See “Description of Securities We May Sell—Guarantees of Trust Preferred Securities.”

Distributions

Each Trust’s trust preferred securities represent beneficial interests in the applicable Trust. We anticipate that the revenue of each Trust available for distribution to the holders of its trust preferred securities will be limited to payments received from us on the corresponding debt securities. If we do not make a required payment on the corresponding debt securities, the Trust will not have sufficient funds to make the related payments on the trust preferred securities.

The following are the general distribution rights of the trust preferred securities:

•	Distributions on each trust preferred security will be payable at a rate specified in the applicable prospectus supplement.

•
Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement.

•
If any date on which distributions are payable on the trust preferred securities is not a business day, the Trust will pay those distributions on the next succeeding day that is a business day without any interest or other payment as a result of the delay. However, if that business day is in the next succeeding calendar year, the Trust will make the payment on the immediately preceding business day with the same force and effect as if made on the date the payment was originally payable.

•	The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we specify otherwise in the applicable prospectus supplement.

•	Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right to defer the payment of interest at any time or from time to time on any series of the corresponding debt securities for a period which we will specify in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding debt securities.  If we elect to defer interest payments on the corresponding debt securities, the Trust will defer distributions on the related trust preferred securities during the extension period. Deferred distributions will continue to accumulate additional distributions at the rate per annum set forth in the applicable prospectus supplement.

During the extension period, we may not, and may not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•
make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or junior in interest to the corresponding debt securities; or

•	make any guarantee payments with respect to any guarantee of debt securities of any of our subsidiaries if that guarantee ranks equally or junior in interest to the corresponding debt securities.

The following actions are not subject to the restrictions discussed above:

•	dividends on or distributions in our common stock or Series A Preferred Stock;

•	redemptions or purchases of any rights pursuant to a rights plan, if any, and the declaration of a dividend of rights or the issuance of stock under such a plan in the future;

•	payments under any guarantee; and

•	purchases of common stock related to the issuance of common stock under any of our benefit plans for its directors, officers or employees.

Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the Trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. If any trust preferred securities are not in book-entry form, the relevant record date for those trust preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption. If we repay or redeem any corresponding debt securities, in whole or in part, whether at maturity or upon earlier redemption as provided in the applicable indenture, the property trustee, upon not less than 30 nor more than 60 days’ notice, will apply the proceeds from the repayment or redemption to redeem trust preferred securities on a proportionate basis with an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding debt securities repaid or redeemed. The redemption price will equal the aggregate liquidation amount of the trust preferred securities plus accumulated but unpaid distributions on the trust preferred securities to the redemption date and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding debt securities.

We will have the right to redeem any series of corresponding debt securities as we specify in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Debt Securities. If a special event with respect to a series of trust preferred securities and common securities has occurred and is continuing, we have the right to redeem the corresponding debt securities in whole but not in part and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole but not in part at the redemption price within 90 days following the occurrence of the special event. We have the right to terminate the related Trust at any time and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the corresponding debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the Trust. If we do elect either option described above, the applicable series of trust preferred securities will remain outstanding. If a tax event has occurred and is continuing, additional sums (as defined below) may be payable on the corresponding debt securities.

Extension of Maturity of Corresponding Debt Securities. If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding debt securities at the time that we exercise our right to elect to terminate the related Trust and cause the corresponding debt securities to be distributed to the holders of the trust preferred securities and common securities in liquidation of the Trust.  However, we may extend the maturity only if it satisfies certain conditions specified in the applicable prospectus supplement at the time the election is made and at the time of the extension.

After the liquidation date fixed for any distribution of corresponding debt securities for any series of trust preferred securities:

•	that series of trust preferred securities will no longer be deemed to be outstanding;

•
The Depository Trust Company, referred to as DTC, or its nominee, as the record holder of that series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding debt securities to be delivered upon such distribution; and

•
any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent corresponding debt securities having a principal amount equal to the stated liquidation preference of that series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot predict the market prices for the trust preferred securities or the corresponding debt securities that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding debt securities that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities offered pursuant to this prospectus.

Redemption Procedures

A Trust will redeem trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding debt securities. A Trust will redeem trust preferred securities and pay the redemption price only to the extent that the Trust has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

If a Trust gives a notice of redemption with respect to its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will, so long as the trust preferred securities are in book-entry form, irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. If the trust preferred securities are no longer in book-entry form, to the extent funds are available, the property trustee will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities. However, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates.

If the Trust has given the notice of redemption and the property trustee has deposited the funds as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, other than the right of the holders of the trust preferred securities to receive the redemption price without interest, and the trust preferred securities will cease to be outstanding.  If the date fixed for redemption of trust preferred securities is not a business day, then the Trust will pay the redemption price on the next succeeding day which is a business day without any interest or other payment in respect of any such delay.  However, if that business day falls in the next calendar year, the Trust will make the payment on the immediately preceding business day.  If payment of the redemption price of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the Trust or by us pursuant to the guarantee as described under “Description of Securities We May Sell—Guarantees of Trust Preferred Securities,” distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the Trust for the trust preferred securities to the date the redemption price is actually paid. In this event, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

The Trust will pay the redemption price on the trust preferred securities and make any distribution of corresponding debt securities to the applicable holders of record of the trust preferred securities as they appear on the register for the trust preferred securities on the relevant record date. The record date will generally be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the trust preferred securities and common securities are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and common securities to be redeemed will be allocated proportionately to the trust preferred securities and the common securities based upon their relative liquidation amounts. The property trustee shall select the particular trust preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, by such method as the property trustee deems fair and appropriate. The property trustee may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000) of the liquidation amount of trust preferred securities of a denomination larger than $1,000. The property trustee shall promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

The property trustee will mail the notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding debt securities, on and after the redemption date interest will cease to accrue on the corresponding debt securities or portions thereof (and distributions will cease to accrue on the related trust preferred securities or portions thereof) called for redemption.

Subordination of Common Securities

Each Trust will pay distributions on, and the redemption price of, the trust securities it issues equally among its trust preferred securities and common securities based on their respective liquidation amounts. However, if on any distribution date or redemption date a corresponding debt security event of default has occurred and is continuing, the trust will not pay any distribution on, or redemption price of, any of the trust’s common securities and will not make any other payment on account of the redemption, liquidation or other acquisition of the trust’s common securities, in each case unless payment in full in cash of all accumulated and unpaid distributions on all of the Trust’s outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation or other acquisition, or in the case of payment of the redemption price, the full amount of the redemption price on all of the Trust’s outstanding trust preferred securities then called for redemption, will have been made or provided for. In this event, the property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the Trust’s trust preferred securities then due and payable.

In the case of any Trust Agreement event of default resulting from a corresponding debt security event of default, we as holder of the Trust’s common securities will be deemed to have waived any right to act with respect to the Trust Agreement event of default under the applicable Trust Agreement until the effect of all such Trust Agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any Trust Agreement events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of such trust preferred securities and not on our behalf as holder of the Trust’s common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to each Trust Agreement, each Trust will automatically dissolve upon expiration of its term and will terminate on the first to occur of:

•
certain events of our bankruptcy, dissolution or liquidation, in our capacity as the holder of the common securities of the Trust, or if we have transferred the common securities, certain events of such successor’s bankruptcy, dissolution or liquidation;

•
the distribution of a like amount of corresponding debt securities to the holders of its trust securities, if we, as the holder of the common securities, have given written direction to the property trustee to dissolve the Trust, which direction is optional and wholly within our discretion;

•	redemption of all of the Trust’s trust preferred securities;

•	the exchange of all of the Trust’s trust preferred securities; and

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

As soon as practicable after the occurrence of one of the foregoing and upon completion of the winding up and liquidation of the Trust, the Trustees shall terminate the Trust by filing a certificate of cancellation with the Secretary of State of the State of Delaware.

If an early dissolution of the Trust occurs other than as a result of redemption or exchange of all of the Trust’s trust preferred securities, the Property Trustee will liquidate the Trust as expeditiously as possible by distributing, after satisfaction of all claims and obligations of the Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding debt securities, unless the property trustee determines that distribution of the corresponding debt securities is impracticable. If the property trustee determines that distribution of the corresponding debt securities is impracticable, or the early dissolution of the Trust occurs as a result of redemption or exchange of all of the Trust’s trust preferred securities, the holders of trust preferred securities will be entitled to receive, after satisfaction of all claims and obligations of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount of the trust preferred securities plus accrued and unpaid distributions to the date of payment, which we refer to as a “liquidation distribution.”  If the Trust can pay the liquidation distribution only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the Trust will pay amounts payable on its trust preferred securities on a proportionate basis. The holders of the Trust’s common securities will generally be entitled to receive distributions upon the liquidation proportionately with the holders of its trust preferred securities. However, if a corresponding debt security event of default has occurred and is continuing, the trust preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as a result of the entry of a court order for the dissolution of the Trust, the corresponding debt securities may be subject to optional redemption in whole but not in part.

Events of Default; Notice

Any one of the following events constitutes an “event of default” under each Trust Agreement, which we refer to as a “Trust Agreement event of default,” with respect to the trust preferred securities issued under that Trust Agreement, whatever the reason for the Trust Agreement event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of a corresponding debt security event of default under the applicable indenture;

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•
default in the performance or breach in any material respect of any covenant or warranty of the issuer trustees in the Trust Agreement (other than a default by the property trustee in the payment of any distribution on, or redemption price of, trust securities as described above), and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable Trust have provided, by registered or certified mail, a written notice to the defaulting issuer trustee or trustees specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Trust Agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

 Within 90 days after the occurrence of any Trust Agreement event of default actually known to the property trustee, the property trustee will transmit notice of the Trust Agreement event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to us, as depositor, unless the Trust Agreement event of default is cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to each of us under the Trust Agreement.

If a corresponding debt security event of default has occurred and is continuing, the trust preferred securities will have a preference over the common securities upon termination of each trust as described above. See “—Liquidation Distribution Upon Termination.” The existence of a Trust Agreement event of default does not entitle the holders to accelerate the maturity of the trust preferred securities.

Removal of Trustees

Unless a corresponding debt security event of default has occurred and is continuing, the holder of the common securities may remove any trustee at any time. If a corresponding debt security event of default has occurred and is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee and the Delaware trustee at such time. The holders of the trust preferred securities do not have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the applicable Trust Agreement.

Co-trustees and Separate Property Trustee

Unless a Trust Agreement event of default has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees may appoint one or more persons to act either:

•	as a co-trustee, jointly with the property trustee, of all or any part of the trust property; or

•	to act as separate trustee of any of the trust property.

The co-trustee or separate trustee will have such powers as may be provided in the instrument of appointment. We and the administrative trustees may vest in the co-trustee or separate trustee any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. If a corresponding debt security event of default has occurred and is continuing, the property trustee alone will have power to make the appointment.

Merger or Consolidation of Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which that trustee will be a party, or any corporation succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under each Trust Agreement, provided the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person or entity, except as described below. A Trust may, upon the request of the holder of such Trust’s common securities, with the consent of holders of at least a majority in liquidation amount of the trust preferred securities, and without the consent of the trustees, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state; provided, that:

•
the successor entity either expressly assumes all of the obligations of the Trust with respect to the trust preferred securities or substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, referred to as “successor securities,” so long as the successor securities have the same rank as the trust preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of the successor entity is appointed possessing the same powers and duties as the property trustee as the holder of the corresponding debt securities;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust;

•
prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

o
the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

o
following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•
we (or any permitted successor or assignee) own all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee agreement.

Despite the foregoing, a Trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be taxable as a corporation for U.S. federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and as otherwise required by law and the applicable Trust Agreement, the holders of the trust preferred securities will have no voting rights.

We and the trustees may amend a Trust Agreement from time to time without the consent of the holders of the trust preferred securities:

•
to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the Trust Agreement which are not inconsistent with the other provisions of the Trust Agreement; or

•
to modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act of 1940;

provided, however, that in the case of the first bullet point above, the action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of the Trust Agreement will become effective when notice of the amendment is given to the holders of trust securities.

We and the trustees may generally amend a Trust Agreement with:

•	the consent of holders representing not less than a majority in liquidation amount of the outstanding trust securities; and

•
receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the issuer trustees in accordance with the amendment will not affect the Trust’s status as a grantor trust for U.S. federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act of 1940.

However, we and the trustees may not amend a Trust Agreement without the consent of each holder of trust securities to:

•
change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after that date.

 So long as any corresponding debt securities are held by the property trustee, the trustees may not:

•
direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or executing any trust or power conferred on the property trustee with respect to the corresponding debt securities;

•	waive any past default that is waivable under the applicable indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding debt securities is due and payable; or

•
consent to any amendment, modification or termination of the applicable indenture or the corresponding debt securities where such consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities; provided, however, that where a consent under the applicable indenture would require the consent of each holder of corresponding debt securities affected thereby, the property trustee may not consent without the prior approval of each holder of corresponding trust preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the corresponding debt securities. In addition to obtaining the approvals of the holders of the trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as a corporation for U.S. federal income tax purposes on account of the action.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each Trust Agreement.

No vote or consent of the holders of trust preferred securities will be required for a Trust to redeem and cancel its trust preferred securities in accordance with the applicable Trust Agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we or our affiliates own or the trustees or any of their affiliates own, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depository which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depository will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

•	by the depository to its nominee,

•	by a nominee of the depository to the depository or another nominee, or

•	by the depository or any nominee to a successor depository, or any nominee of the successor.

We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depository arrangements.

Beneficial Interests in a Global Preferred Security

If we issue a global preferred security, the depository for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depository or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

So long as the depository or its nominee is the registered owner of the global preferred security, the depository or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the Trust Agreement. Except as provided below, you:

•	will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

•	will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

•	will not be considered the owner or holder of the preferred security under the Trust Agreement.

Payments of Distributions

We will pay distributions on global preferred securities to the depository that is the registered holder of the global security, or its nominee. The depository for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depository or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Preferred Securities

Unless we state otherwise in the applicable prospectus supplement, if a depository for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depository and we do not appoint a successor depository within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

Further, we may specify that you may, on terms acceptable to us, the property trustee and the depository for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agency

Payments in respect of any global certificate representing trust preferred securities will be made to the depository, which will credit the relevant accounts at the depository on the applicable distribution dates. Payments in respect of trust preferred securities held in certificated form will be made by check mailed to the address of the holder entitled thereto as the address appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days’ written notice to the property trustee, administrative trustees and us. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the property trustee and us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

The registrar and transfer agent will register transfers of trust preferred securities without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a Trust Agreement event of default, undertakes to perform only those duties as are specifically set forth in each Trust Agreement and, after a Trust Agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If:

•
the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement,

•	the matter is not one on which holders of trust preferred securities are entitled to vote under the Trust Agreement, and

•	no Trust Agreement event of default has occurred and is continuing,

then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that:

•	no trust will be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940;

•	no trust will be classified as an association taxable as a corporation for U.S. federal income tax purposes; and

•	the corresponding debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Trust or each Trust Agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for the purposes described above, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Guarantees of Trust Preferred Securities

We will execute a guarantee concurrently with the issuance by each Trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities.  A guarantee trustee will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Trust’s trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act.

This summary of certain provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee agreement, including the definitions of certain terms, and the Trust Indenture Act.  Reference in this summary to trust preferred securities means that Trust’s trust preferred securities to which a guarantee relates.  We have filed the form of the guarantee as an exhibit to the registration statement that includes this prospectus.

General

Pursuant to and to the extent set forth in the guarantee, we will irrevocably agree to pay in full the guarantee payments on a subordinated basis to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments constitute “guarantee payments” with respect to the trust preferred securities and, to the extent not paid by or on behalf of the related Trust, will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the Trust has funds on hand available therefor at such time,

•	the redemption price with respect to any trust preferred securities called for redemption to the extent that the Trust has funds on hand available therefor at such time, or

•
upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the corresponding debt securities are distributed to holders of the trust preferred securities), the lesser of the liquidation distribution and the amount of assets of the Trust remaining available for distribution to holders of trust preferred securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable trust preferred securities or by causing the Trust to pay the required amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related Trust’s obligations under the trust preferred securities, but will apply only to the extent that the related Trust has funds sufficient to make such payments. If we do not make interest payments on the corresponding debt securities held by the Trust, the Trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available therefor. Each guarantee will rank subordinate and junior in right of payment to all of our senior debt. See “—Status of the Guarantees.”

We are a bank holding company and the Bank owns almost all of our operating assets. We rely primarily on dividends from the Bank to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments thereunder.  Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit our incurrence or issuance of other secured or unsecured debt. We expect from time to time to incur additional senior debt.

Our obligations described in this prospectus and in any accompanying prospectus supplement, through the applicable guarantee, the applicable Trust Agreement, the corresponding debt securities, the applicable indenture, any supplemental indentures to the applicable indenture, and the expense agreement, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under the trust preferred securities.

Status of the Guarantees

Each guarantee will constitute an unsecured obligation of Metro Bancorp, Inc. and will rank subordinate and junior in right of payment to all of our senior debt.

Each guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any Trust affiliated with us, which is a financing vehicle. Each guarantee will constitute a guarantee of payment and not of collection. Therefore, to the extent provided below, the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. Each guarantee will be held for the benefit of the holders of the related trust preferred securities.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no vote will be required, no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of Securities We May Sell—Trust Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under each guarantee will occur upon our failure to perform any of our payment or other obligations under that guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities covered by a guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we have failed to make a guarantee payment, then any holder of the trust preferred securities covered by a guarantee may, to the extent permitted by law, institute a legal proceeding directly against us to enforce its rights under that guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related trust preferred securities;

•	full payment of the amounts payable upon liquidation of the related Trust; or

•	upon distribution of corresponding debt securities to the holders of the related trust preferred securities.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the related guarantee.

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement entered into by us under each Trust Agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any trust preferred securities or other similar interests in the Trust the amounts due those holders pursuant to the terms of the trust preferred securities or such other similar interests, as the case may be.

Plan of Distribution

We or the Trusts may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.  Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.  The securities may be sold through a rights offering, forward contracts or similar arrangements.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent.  Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.  Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the Nasdaq Global Select Market.  We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market.  These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.  Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering.  Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.  The underwriters also may impose a penalty bid.  This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.  These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities.  As a result, the price of the securities may be higher than the price that otherwise might exist in the open market.  If these activities are commenced, they may be discontinued by the underwriters at any time.  Underwriters may engage in over-allotment.  If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Validity of Securities

In connection with particular offerings of securities in the future, the validity of any securities offered by this prospectus from time to time will be passed upon for us and for the Trusts by Blank Rome LLP.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

Experts

The consolidated financial statements of Metro Bancorp, Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Beard Miller Company LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Trust Preferred Securities

METRO BANCORP, INC.

PROSPECTUS

________, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth an estimate (except in the case of the registration fee) of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered.  All costs and expenses set forth below shall be borne by us.

Item	Amount to be Paid
SEC registration fee	$ 13,950
Legal fees and expenses*	30,000
Accounting fees and expenses*	20,000
Printing fees*	10,000
Transfer Agent, Registrar and Trustee fees*	20,000
Miscellaneous*	6,050
Total	$ 100,000
________________
*Estimated and subject to future contingencies.

Item 15.  Indemnification of Directors and Officers

The PBCL contains provisions for mandatory and discretionary indemnification of a corporation’s directors, officers and other personnel and related matters.

Section 1741 of the PBCL authorizes a Pennsylvania corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 1742 of the PBCL further authorizes a Pennsylvania corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

Under Section 1743 of the PBCL, to the extent that a representative of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 of the PBCL or Section 1742 of the PBCL, or in defense of any claim, issue or matter therein, a Pennsylvania corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

 Section 1744  of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 of the PBCL or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if such a quorum is not obtainable, or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

Section 1745 of the PBCL provides that expenses (including attorneys’ fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding referred to in Subchapter 17D of the PBCL upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 1746 of the PBCL provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement action in such person's official capacity and as to action in another capacity while holding that office.

Section 1747 of the PBCL grants to a corporation the power to purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in such person's capacity as a representative of the corporation, whether or not the corporation would have the power to indemnify such person under Subchapter 17D of the PBCL. Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the PBCL to successor corporations in fundamental change transactions and to representatives serving as fiduciaries of employee benefit plans.

Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the PBCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

Metro’s articles of incorporation provide that the corporation will indemnify, to the fullest extent permitted by law, any and all persons the corporation has the power to indemnify.   Metro’s bylaws also provide for indemnification of Metro’s directors, officers and employees.  The bylaws also have provisions providing for the elimination of a director's liability for monetary damages for any actions taken, or any failure to take any action, as a director or pursuant to the request of Metro unless (i) the director has breached or failed to perform the duties of his/her office described in the PBCL and (ii) that breach or failure constitutes self-dealing, willful misconduct or recklessness.  The bylaws also authorize Metro to create a fund to secure or insure the corporation’s indemnification obligations.

Metro maintains insurance to cover its directors and officers for liabilities which may be incurred by Metro’s directors and officers in the performance of their duties.   Metro has also entered into employment agreements with certain principal officers which also provide for indemnification in connection with the performance of their offices.

Item 16.  Exhibits

A list of exhibits filed with the registration statement on Form S-3 is set forth in the Exhibit Index beginning on page E-1 and is incorporated into this Item 16 by reference.

Item 17.  Undertakings

(a)      The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That for the purpose of determining liability under the Securities Act to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Each of the trusts hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 (e)  The undersigned registrant hereby undertakes:

(1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Metro Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Harrisburg, Commonwealth of Pennsylvania, on the 6th day of August, 2009.

Metro Bancorp, Inc.
By: /s/ Gary L. Nalbandian
Name: Gary L. Nalbandian
Title: Chief Executive Officer

Power of Attorney

Each person whose signature appears below constitutes and appoints and hereby authorizes Gary L. Nalbandian and Mark A. Zody, and each of them individually, such person’s true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary L. Nalbandian Gary L. Nalbandian	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 6, 2009
/s/ Mark A. Zody Mark A. Zody	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2009
/s/ James R. Adair James R. Adair	Director	August 6, 2009
/s/ John J. Cardello John J. Cardello	Director	August 6, 2009
/s/ Jay W. Cleveland, Jr. Jay W. Cleveland, Jr.	Director	August 6, 2009
/s/ Douglas S. Gelder Douglas S. Gelder	Director	August 6, 2009
/s/ Alan R. Hassman Alan R. Hassman	Director	August 6, 2009

Signature	Title	Date
/s/ Howell C. Mette Howell C. Mette	Director	August 6, 2009
/s/ Michael A. Serluco Michael A. Serluco	Director	August 6, 2009
/s/ Samir J. Srouji, M.D. Samir J. Srouji, M.D.	Director	August 6, 2009

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Metro Capital Trust IV and Metro Capital Trust V each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Harrisburg, Commonwealth of Pennsylvania, on the 6th day of August, 2009.

Metro Capital Trust IV

By: Metro Bancorp, Inc., as Depositor

By: /s/ Gary L. Nalbandian
Name: Gary L. Nalbandian
Title: Chief Executive Officer

Metro Capital Trust V

By: Metro Bancorp, Inc., as Depositor

By: /s/ Gary L. Nalbandian
Name: Gary L. Nalbandian
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement for any securities registered hereby.*
2.1
Agreement and Plan of Merger dated as of November 7, 2008 between Pennsylvania Commerce Bancorp, Inc. and Republic First Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 13, 2008).

2.2
First Amendment, dated as of July 31, 2009, to Agreement and Plan of Merger dated as of November 7, 2008 between Metro Bancorp, Inc. and Republic First Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 31, 2009).

4.1	Articles of Incorporation of Metro Bancorp, Inc. (incorporated by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K, filed with the SEC on June 15, 2009).
4.2	Amended and Restated Bylaws of Pennsylvania Commerce Bancorp, Inc. (incorporated by reference to Exhibit 3(ii) to the Company’s Current Report on Form 8-K, filed with the SEC on December 20, 2007).
4.3	Form of Common Stock Certificate.
4.4	Form of Amendment to Articles of Incorporation setting forth terms of Preferred Stock. *
4.5	Form of Preferred Stock Certificate. *
4.6	Form of Warrant Agreement (including form of Warrant Certificate).*
4.7	Form of Senior Indenture.
4.8	Form of Subordinated Indenture.
4.9	Form of Senior Note.*
4.10	Form of Subordinated Note.*
4.11	Certificate of Trust of Metro Capital Trust IV.
4.12	Trust Agreement of Metro Capital Trust IV.
4.13	Certificate of Trust of Metro Capital Trust V.
4.14	Trust Agreement of Metro Capital Trust V.
4.15	Form of Amended and Restated Trust Agreement of Metro Capital Trust IV and Metro Capital Trust V.
4.16	Form of Preferred Security Certificate for Metro Capital Trust IV and Metro Capital Trust V (included as Exhibit E to Exhibit 4.15 hereto).
4.17	Form of Trust Preferred Securities Guarantee Agreement.
5.1	Opinion of Blank Rome LLP.
12.1	Statements Regarding Computation of Ratios.
23.1	Consent of Beard Miller Company LLP.
23.2	Consent of Blank Rome LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
25.1	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee under the Senior Indenture.
25.2	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as Trustee under the Subordinated Indenture.
25.3	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Certificate of Trust of Metro Capital Trust IV.
25.4	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Certificate of Trust of Metro Capital Trust V.
25.5	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee of Metro Capital Trust IV.
25.6	Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Preferred Securities Guarantee of Metro Capital Trust V.
25.7
Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Junior Subordinated Debenture Indenture in connection with issuance of preferred securities by Metro Capital Trust IV.

25.8
Form T-1 Statement of Eligibility of Wilmington Trust Company, as Trustee under the Junior Subordinated Debenture Indenture in connection with issuance of preferred securities by Metro Capital Trust V.

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*	To be filed, if necessary, by amendment or incorporated by reference to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

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